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EXHIBIT 99a

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Twin Disc, Incorporated - The Accelerator 401(k) Savings Plan (the "Plan") on Form 11-K for the plan year ending December 31, 2002, as filed with the Securities and Exchange Commission as of the date hereof (the "Report"), I, Christopher J. Eperjesy,
Vice President - Finance, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2) the information contained in the report fairly presents, in all material respects, the financial condition of the Plan.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

                                 /s/ Christopher J. Eperjesy
                                 - - - - - - - - - - - - - - - - - - -
                                 Christopher J. Eperjesy
                                 Vice President - Finance, Treasurer
                                 Chief Financial Officer


June 26, 2003